BAUM & COMPANY, P.A.
                    1515 University Drive - Suite 209
                       Coral Springs, Florida 33071


July 22, 2002


Securities & Exchange Commission
Washington, DC  20549



RE:  RAM Venture Holdings Corporation
     Form 8K-A


We have read the statements that RAM Venture Holdings Corporation
(the Registrant) has made in its Form 8K-A/2 dated July 22, 2002 regarding changes in the Registrant's auditors. We agree with the statements made therein.




Joel S. Baum, CPA
Baum & Company, P.A.







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